Exhibit 99.1
For Immediate Release
January 24, 2006
Contacts:
Richard F. Bonini
Secretary
Investor Relations
Tel. (212) 329-3733
DORAL FINANCIAL CORPORATION ANNOUNCES RECEIPT OF REQUIRED CONSENTS
ON FLOATING RATE NOTES CONSENT SOLICITATION
New York — January 24, 2006 — Doral Financial Corporation (NYSE: DRL) (the “Company”) today announced that holders of a majority of the outstanding principal amount of its $625,000,000 Floating Rate Senior Notes due 2007 (the “Floating Rate Notes”) have delivered consents to proposed amendments to the related indenture (the “Indenture”) and waivers of certain defaults in the Company’s Floating Rate Notes consent solicitation.
In the Floating Rate Notes consent solicitation, the Company sought and obtained the consent of holders to amendments to the Indenture to allow it additional time to file with the trustee its quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005, and September 30, 2005 (the “Delayed Quarterly Reports”) and its annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 10-K”). The Company also sought and obtained waivers of certain defaults that have occurred and that may occur under the Indenture.
The Company also announced the extension of the expiration date for its consent solicitation relating to its $100,000,000 7.65% Senior Notes due 2016, its $30,000,000 7.00% Senior Notes due 2012, its $40,000,000 7.10% Senior Notes due 2017 and its $30,000,000 7.15% Senior Notes due 2022 (collectively, the “Fixed Rate Notes”) from 5:00 p.m., New York City time, on January 23, 2006, to 5:00 p.m., New York City time, on January 26, 2006, unless further extended. All other terms and conditions of the Fixed Rate Notes consent solicitation remain the same. The Company is seeking similar amendments and waivers to the Indenture in the Fixed Rate Notes consent solicitation as were sought and obtained in the Floating Rate Notes consent solicitation.
This announcement is not a solicitation of consents with respect to either the Floating Rate Notes or the Fixed Rate Notes. The respective consent solicitations are made solely through the respective consent solicitation statements.
Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, a Puerto Rico based commercial bank, Doral Securities, a Puerto Rico based investment banking and institutional brokerage firm, Doral Insurance Agency, Inc. and Doral Bank FSB, a federal savings bank based in New York City.

This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
FORWARD-LOOKING STATEMENTS
The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	risks associated with the Company’s inability to obtain the consents of holders of a majority in principal amount of the Fixed Rate Notes;

•	the completion of the audit of the Company’s restated financial statements being performed by the Company’s independent registered public accounting firm;

•	the ultimate outcome and timing of the Company’s financial restatement process;

•	the outcome of the shareholder litigation that has been filed subsequent to the Company’s restatement decision;

•	the outcome of the formal investigation by the Securities and Exchange Commission (the “SEC”) and the inquiry opened by the U.S. Attorney’s Office for the Southern District of New York into certain matters relating to the Company’s restatement;

•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

•	potential downgrades in the credit ratings of the Company’s securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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